UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

ZENDESK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36456	26-4411091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1019 Market Street San Francisco, CA 94103
(Address of principal executive offices, including zip code)

(415) 418-7506

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 17, 2016, Zendesk, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2016.

Proposal 1.  The election of the three nominees listed below to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal.

	Votes For	Votes Withheld	Broker Non-Votes
Carl Bass	67,493,379	774,579	12,557,824
Peter Fenton	64,714,480	3,553,478	12,557,824
Dana Stalder	67,915,680	352,278	12,557,824

Proposal 2.  The ratification of the appointment, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

For	Against	Abstain
80,706,188	118,434	1,160

Proposal 3.  The non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s definitive proxy statement.

For	Against	Abstain	Broker Non-Votes
67,430,323	707,177	130,458	12,557,824

Proposal 4.  The non-binding advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s Named Executive Officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
64,762,946	1,127,839	2,345,379	31,794	12,557,824

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2016

ZENDESK, INC.

By:	/s/ Elena Gomez
Elena Gomez
Chief Financial Officer